                                                                    EXHIBIT 10.6

                             [ETRIALS LOGO OMITTED]

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and among between
CEA Acquisition Corporation, a Delaware corporation that from and after the
Effective Time shall have a principal place of business at 4000 Aerial Center
Parkway, Suite 100, Morrisville, NC 27560 (the "COMPANY"), etrials Worldwide,
Inc., a Delaware corporation that from and after the Effective Time shall be a wholly-owned subsidiary of the COMPANY ("ETRIALS") and James W. Clark, Jr., (the
"EXECUTIVE"). This Agreement is entered into on August 22, 2005, but shall be effective solely upon the Closing of the Merger pursuant to that certain Merger
Agreement by and among the COMPANY, ETRIALS, etrials Acquisition, Inc., and certain stockholders of ETRIALS dated of even date herewith (the "Merger
Agreement"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement. By executing this Agreement,
(i) ETRIALS and the EXECUTIVE are agreeing to terminate, effective upon the
Closing, that certain Employment Agreement by and between ETRIALS and the
EXECUTIVE dated as of December 12, 2003, and (ii) the EXECUTIVE is agreeing that the Merger does not constitute a "Change in Control" for purposes of either his prior Employment Agreement or this Agreement.

1. EMPLOYMENT.

The COMPANY hereby employs the EXECUTIVE, and the EXECUTIVE hereby agrees to accept employment from the COMPANY as its Vice President of Finance, Chief
Financial Officer, Treasurer and Secretary. The EXECUTIVE shall also serve as the Vice President of Finance, Chief

                                      -1-

Financial Officer, Treasurer and Secretary of ETRIALS. The EXECUTIVE will report to the Board of Directors of the COMPANY, and he agrees during the term of his employment under this Agreement to perform the duties and responsibilities of such position as may be assigned him from time to time by the Board of Directors of the COMPANY. The EXECUTIVE shall perform his duties in a manner that is consistent with the requirements of the Delaware General Corporation Law and the policies of the COMPANY. The EXECUTIVE further agrees to use his best efforts to promote the interests of the COMPANY and to devote his full business time and energies to the business and affairs of the COMPANY. The EXECUTIVE may, however, engage in civic and not-for-profit activities for which no compensation (other than reimbursement of his actual expenses incurred in performance of such activities) is paid to him, so long as such activities do not materially interfere with the performance of his duties to the COMPANY hereunder.

2. TERM OF EMPLOYMENT.

The employment under this Agreement shall commence on the Closing Date and shall continue for a period of two (2) years thereafter, unless earlier terminated pursuant to the provisions of this Agreement; and it shall be renewed for successive periods of one (1) year unless either party shall give notice of non-renewal, within sixty (60) days of the expiration of the initial two-year term or any such one-year renewal term.

3. COMPENSATION.

          (a) BASE SALARY. As compensation for services provided to the COMPANY, the EXECUTIVE shall receive a salary at the annual rate of two hundred thousand dollars ($200,000), (the "Base Salary") to be paid as and when other employees of the COMPANY are paid, less such payroll and withholding taxes as required by law to be deducted and such other deductions as the EXECUTIVE shall authorize in writing. The Base
          Salary shall be

                                      -2-

          pro-rated for any partial month at either the commencement or termination of the employment. Such Base Salary shall be reviewed, and any increases in the amount thereof shall be determined, by the Board of Directors in its sole discretion at the end of each twelve-month period of employment during the term hereof. There shall be no decrease in the amount of the Base Salary below the amount stated
          above.

          (b) PERFORMANCE BONUS. The EXECUTIVE shall be eligible for a performance bonus of up to 100% of Base Salary, based upon factors to be determined, in writing, by the Compensation Committee of the
          COMPANY's Board of Directors. The Compensation Committee will determine the factors for the performance bonus within forty-five (45)
          days after the Board of Directors approves the budget for that year.

          (c) BONUS. In addition to the performance bonus provided for in paragraph (b) above, the EXECUTIVE shall be eligible for and may receive bonuses, the amount of which, if any, shall be determined solely within the discretion of the Board of Directors, provided that such bonus, when cumulated with the performance bonus, shall not exceed 100% of Base Salary. It is understood and agreed that for calendar year 2005, ETRIALS shall pay the EXECUTIVE a bonus of twenty-seven thousand three hundred ($27,300) no later than December
          31, 2005.

          (d) STOCK OPTIONS. The Compensation Committee, at its first meeting following the Closing (which shall be held within forty-five (45) days of the Closing Date), shall grant the EXECUTIVE options to acquire three hundred fifty thousand (350,000) shares of the COMPANY's common stock pursuant to the COMPANY's Performance Equity Plan then in effect. The exercise price for such options shall be the fair market value of the

                                      -3-

          COMPANY's common stock on the date of grant. Such options shall vest quarterly in arrears over a four (4) year period from the date of grant.

          (e) PAYMENT. Notwithstanding anything in this Agreement to the contrary, the parties shall use commercially reasonable efforts to make all payments made pursuant to this Agreement at such times as shall not result in additional taxation to the EXECUTIVE pursuant to the provisions of Section 409A of the Internal Revenue Code of 1986,
          as amended.

4. PARTICIPATION IN BENEFIT PLANS, REIMBURSEMENT OF BUSINESS EXPENSES.

          (a) BENEFIT PLANS. During the term of this Agreement, the EXECUTIVE shall be provided with medical insurance, life and disability insurance, vacation benefits (four (4) weeks), sick leave benefits, holidays, car allowance of five hundred dollars ($500) per month and other benefits which are not less than, and on terms no less favorable than, those that the COMPANY and/or ETRIALS provides generally to its other executive employees, if any. EXECUTIVE (and any dependents) must meet the eligibility requirements of any such plans as a condition to his (and their) participation.

          (b) REIMBURSEMENT OF BUSINESS EXPENSES. During the term of this
          Agreement, the COMPANY shall reimburse the EXECUTIVE promptly for all reasonable expenditures fees incurred by the EXECUTIVE in the course of performing services pursuant to this Agreement, which expenses may include, but are not limited to, travel (but excluding expenses arising in connection with the use of EXECUTIVE's personal automotive vehicles, which are intended to be covered by the allowance referred to in paragraph (a), above, entertainment, meetings, parking, publications, association dues, and conference, provided that the
          EXECUTIVE provides proper evidence of such expenses and submits his requests

                                      -4-

          for reimbursement in accordance with the policies and procedures of the COMPANY then in effect.

5. TERMINATION OF EMPLOYMENT.

The EXECUTIVE'S employment hereunder may be terminated only as follows:

          (a) WITHOUT CAUSE BY THE COMPANY. The COMPANY may terminate the
          EXECUTIVE'S employment hereunder without Cause (as defined in paragraph (b), below), only upon action by the COMPANY's Board of
          Directors, and upon not less than ten (10) days' prior written notice to the EXECUTIVE.

          (c) FOR CAUSE, BY THE COMPANY. The COMPANY (which for purposes of this paragraph (b) shall include ETRIALS) may terminate the EXECUTIVE'S employment hereunder for Cause immediately and with prompt notice to the EXECUTIVE, which Cause shall be determined in good faith solely by the COMPANY's Board of Directors, after providing the EXECUTIVE with written notice and an opportunity to be heard. "Cause" for termination shall include the following conduct of the EXECUTIVE:

               (i) Material breach of this Agreement by the EXECUTIVE, which breach shall not have been cured by the EXECUTIVE within thirty
               (30) days of receipt of written notice of said breach;

               (ii) Willful misconduct as an employee of the COMPANY that results in material economic detriment to the COMPANY, including but not limited to: intentionally misappropriating any funds or property of the COMPANY; attempting to willfully obtain any personal profit from any transaction in which the EXECUTIVE has an interest with is adverse to the interests of the COMPANY; or
               any other act or omission which substantially impairs the
               COMPANY'S ability to conduct its business in its usual manner;

               (iii) Neglect or unreasonable refusal to perform the material duties and responsibilities assigned to the EXECUTIVE by the
               Board of Directors or pursuant to this Agreement after written warning from the COMPANY specifying the duties or
               responsibilities which the EXECUTIVE has failed to perform;

                                      -5-

               (iv) Actions by the EXECUTIVE which expose the COMPANY to
               substantial liability such, including, without limitation, discrimination or sexual harassment;

               (v) Violations of any written policy of the COMPANY, including its insider trading policy and ethics policy, if the EXECUTIVE knows or should know the action or omission of EXECUTIVE which constitutes a violation of these policies;

               (vi) Violation of, by the EXECUTIVE, or causing the COMPANY to violate, any securities laws, rules or regulations or violation of any whistleblower protection policy of the COMPANY or
               applicable law;

               (vii) Any attempt to mislead, or unduly influence, whether or not successful, the independent auditors of the COMPANY, if the Board of Directors determines the action or omission was intentional;

               (viii) Failure to maintain internal financial processes, systems and controls consistent with the recommendations of the
               independent auditors, the members of the Audit Committee or the
               Board of Directors or applicable law, rules or regulations;

               (ix) Any failure to disclose a material fact about the COMPANY to the Board of Directors, if the Board of Directors determines the failure was intentional;

               (x) Causing the COMPANY to take any action which would cause
               EXECUTIVE to earn any bonus, if the Board of Directors determines the action was taken in bad faith; and

               (xi) Conviction of a felony.

          (c) FOR GOOD REASON BY THE EXECUTIVE. The EXECUTIVE may terminate employment hereunder for Good Reason immediately and with prompt notice to the COMPANY, subject to Section 11 of this Agreement. "Good
          Reason" for termination by the EXECUTIVE shall be limited to the following conduct of the COMPANY:

               (i) Material breach of any provision of this Agreement by the
               COMPANY, which breach shall not have been cured by the COMPANY within thirty (30) days of receipt of written notice of said breach; and

               (ii) The assignment to the EXECUTIVE of duties inconsistent with the EXECUTIVE'S position, authority, duties or responsibilities as contemplated by Section 1 of the Agreement, or any other action by the COMPANY which results in a material diminution of such position, authority, duties or responsibilities, or which materially impair the EXECUTIVE'S ability to function, excluding for this purpose any isolated action not taken in bad faith and which is promptly remedied by the

                                      -6-

               COMPANY after receipt of written notice thereof given by the
               EXECUTIVE. Notwithstanding the foregoing, suspension of the
               EXECUTIVE while the Board of Directors conducts any investigation into the conduct of the EXECUTIVE or the removal of authority or responsibility of the EXECUTIVE over any matter or person or any action to avoid or decrease liability exposure, taken on advice of legal counsel to the COMPANY shall not constitute Good Reason.

          (d) DEATH. The period of employment of the EXECUTIVE hereunder shall terminate automatically in the event of his death.

          (e) DISABILITY. In the event that the EXECUTIVE shall be unable to perform the duties hereunder for a period of one hundred eighty (180)
          consecutive days by reason of disability as a result of illness, accident or other physical or mental incapacity or disability, the
          COMPANY may, in its discretion, by giving written notice to the
          EXECUTIVE, terminate the EXECUTIVE'S employment hereunder as long as the EXECUTIVE is still disabled on the effective date of such termination.

6. COMPENSATION IN THE EVENT OF TERMINATION.

In the event that the EXECUTIVE'S employment pursuant to this Agreement terminates prior to the end of the Term of this Agreement for a reason provided in Section 5 hereof, or in the event the Term is not renewed pursuant to Section
2 hereto, the COMPANY shall pay the EXECUTIVE compensation as set forth below:

          (a) TERMINATION BY THE EXECUTIVE FOR GOOD REASON OR BY THE COMPANY
          WITHOUT CAUSE. In the event that the EXECUTIVE'S employment hereunder is terminated (i) by the COMPANY without Cause, (ii) by the EXECUTIVE for Good Reason, (iii) by the EXECUTIVE refusing to renew this
          Agreement for Good Reason, or (iv) by the COMPANY refusing to renew this Agreement without Cause, then the COMPANY shall provide the
          EXECUTIVE the following severance benefits (the "Severance Benefits"):

                                      -7-

               (i) Annual Base Salary and other Compensation as set forth in
               Section 3 hereof that was earned up until the date of
               termination, as well as any unreimbursed expenses;

               (ii) Base Salary at one hundred percent (100%) of the annualized rate in effect on the date of termination, for twelve (12) months after termination of employment (the "Salary Continuation
               Period") payable as and when employees of the COMPANY are paid in accordance with normal payroll procedures; provided that in the event such termination is as a result of a Change in Control as defined in Section 6(b), below, then the Salary Continuation
               Period shall be eighteen (18) months.

               (iii) Any unpaid bonus the Board of Directors previously
               determined was earned by the EXECUTIVE, unless at the time of such determination the Board of Directors was not aware of facts which it reasonably would have taken into account had such facts been known.

               (iv) The COMPANY shall pay a pro rata share (based on the number of days of that year before and after termination) of any
               performance bonus based on performance of the COMPANY for the year in which employment terminates, if at the end of the year during which termination of employment occurs, the COMPANY'S performance meets the bonus criteria for that year. The COMPANY shall pay a pro rata share (based on the number of days of that year before and after termination) of any performance bonus based on the individual performance of the EXECUTIVE, unless (x) the
               Board of Directors in good faith concludes that prior to
               termination of employment, the EXECUTIVE'S behavior was
               inconsistent with such criteria, or (y) the Board of Directors in good faith concludes the EXECUTIVE would not have been able to achieve the performance criteria had employment continued for the full year. Payment, if any, shall be made at the time the bonuses would have been paid had employment not terminated.

               (v) Continuing coverage for the EXECUTIVE and his eligible dependents, under all of the COMPANY'S or ETRIALS' medical and dental benefit plans, programs and policies in effect as of the date of termination if permitted under the COMPANY'S or ETRIALS'
               plans until the earlier of the Salary Continuation Period or the date, or dates, that he becomes eligible for equivalent coverage and benefits under the plans and programs of a subsequent
               employer, provided that if by the terms of such benefit plans, the EXECUTIVE or his family cannot be covered after termination of employment, the COMPANY shall make reasonable efforts to obtain or pay for equivalent coverage for the EXECUTIVE, provided the EXECUTIVE and his family are insurable and further provided that the COMPANY shall not be required to pay more than $10,000.

               (vi) Notwithstanding any COMPANY policy to the contrary, payment of up to sixty (60) days of accrued but unused vacation time for the period from the commencement of his employment with ETRIALS through the EXECUTIVE'S

                                      -8-

               effective date of termination. Accrued but unused vacation time for periods prior to the Closing Date shall be assumed by
               COMPANY.

               (vii) All unvested stock options granted to the EXECUTIVE that are scheduled to vest within a one (1) year period after the termination date shall immediately vest and remain exercisable for a period of one (1) year from the termination date and all other unvested options shall immediately terminate. Any vested options shall be exercisable on a cashless basis for a period of ninety (90) days following the termination date.

               (viii) The EXECUTIVE shall not be required to mitigate the amount of any payment provided for in this Section 6(a) by seeking employment or otherwise.

          (b) TERMINATION BY THE COMPANY IN EVENT OF A CHANGE IN CONTROL. In the
          event that during the period beginning three (3) months before the occurrence of a "Change in Control" (as such term is defined in
          Section 8 hereof) and ending one (1) year after a Change in Control the EXECUTIVE'S employment is terminated: (i) by the EXECUTIVE for
          Good Reason, (ii) by the COMPANY (or its successor or acquirer)
          without Cause, (iii) by expiration of this Agreement due to the
          EXECUTIVE refusing to renew this Agreement for Good Reason, or (iv) by expiration of this Agreement due to COMPANY (or its successor or acquirer) refusing to renew this Agreement without Cause, then in addition to the benefits provided for in Section 6(a) above, and notwithstanding any terms to the contrary of applicable agreements pursuant to the Performance Equity Plan executed by the COMPANY and the EXECUTIVE, all of the EXECUTIVE'S outstanding stock options and restricted stock will immediately become vested and exercisable, and any provision of such options which provides for termination of the option upon, or within a stated time after termination of employment, shall become void and such option shall become a nonqualified stock option for tax purposes if it was not already a nonqualified option.
          The options shall remain exercisable for a period of one (1) year from the termination date; any such options shall be

                                      -9-

          exercisable on a cashless basis for a period of ninety (90) days following the termination date.

          (c) TERMINATION DUE TO THE EXECUTIVE'S DEATH, OR BY THE COMPANY UPON
          THE EXECUTIVE'S DISABILITY. In the event of the EXECUTIVE'S death or if the COMPANY shall terminate the EXECUTIVE'S employment hereunder for disability pursuant to Section 5 (d) hereof, the COMPANY shall pay the EXECUTIVE, or his personal representative, as applicable:

               (i) Annual Base Salary and other compensation as set forth in
               Section 3 hereof that was earned up until the date of
               termination, as well as any unreimbursed expenses;

               (ii) Base Salary at the annualized rate in effect on the date of termination for a period of three (3) months in the event of termination because of the EXECUTIVE'S death, and the period between the date of termination as a result of the EXECUTIVE'S disability until the effective date of the EXECUTIVE'S
               eligibility for the benefits pursuant to any applicable long-term disability insurance policy that may be in effect, up to a maximum of six (6) months;

               (iii) The COMPANY shall pay any bonus on the same conditions as if termination was by the COMPANY without cause pursuant to
               Section 6(a).

               (iv) Notwithstanding any COMPANY policy to the contrary, payment of up to sixty (60) days of accrued but unused vacation time for the period from the commencement of his employment with ETRIALS through the EXECUTIVE'S effective date of termination. Accrued but unused vacation time for periods prior to the Closing Date shall be assumed by COMPANY.

          (d) TERMINATION BY THE COMPANY FOR CAUSE OR BY THE EXECUTIVE WITHOUT
          GOOD REASON. In the event that the COMPANY shall terminate the
          EXECUTIVE'S employment hereunder for Cause, or the EXECUTIVE shall terminate employment hereunder without Good Reason, the COMPANY shall pay the EXECUTIVE's Base Salary and other compensation as set forth in
          Section 3 hereof that was earned up until the date of termination, as well as any unreimbursed expenses, and accrued but unused vacation time,

                                      -10-

          up to the number of days afforded all employees under the COMPANY's vacation policy in effect on the date of termination of employment.

          (e) LIABILITY RELEASE. The COMPANY may withhold any payment or other benefit following termination of employment, unless the EXECUTIVE executes and delivers to the COMPANY a written mutual liability release for in form and substance reasonably acceptable to the COMPANY and the EXECUTIVE.

7. NON-COMPETITION, CONFIDENTIALITY, AND CONFLICTS OF INTEREST.

          (a) CONFIDENTIALITY. The EXECUTIVE acknowledges that as a result of his current and prior employment with the COMPANY and ETRIALS, (i)
          EXECUTIVE has obtained and will obtain secret and confidential information concerning the business of the COMPANY and its subsidiaries and affiliates (referred to collectively in this paragraph (a) as the COMPANY), including, without limitation, financial information, proprietary rights, trade secrets and
          "know-how," strategic plans and partners, customers and sources
          ("Confidential Information"); (ii) the COMPANY will suffer substantial damage which will be difficult to compute if, during the period of his employment with the COMPANY or thereafter, the EXECUTIVE should enter a business competitive with the COMPANY or divulge Confidential
          Information; and (iii) the provisions of this Section 7 are reasonable and necessary for the protection of the business of the COMPANY.
          Accordingly, the EXECUTIVE agrees that he will not at any time, either during the term of this AGREEMENT or thereafter, divulge to any person or entity any CONFIDENTIAL INFORMATION obtained or learned by him as a result of his employment with the COMPANY or ETRIALS, except: (i) in the course of performing his duties hereunder; (ii) with the COMPANY's express written consent; (iii) to the extent that any such information

                                      -11-

          is in the public domain other than as a result of the EXECUTIVE's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If the EXECUTIVE is required to make a disclosure pursuant to the provisions of clause (iv) of the preceding sentence, he shall promptly, but in no event more than seventy-two (72) hours after learning of such subpoena, notify the COMPANY of such court order, subpoena or government process. At the COMPANY's expense, the EXECUTVE shall: (i) take all reasonably necessary and lawful steps required by the COMPANY to defend against the enforcement of such court order, subpoena or other government process; and (ii) permit the COMPANY to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

          (b) RESTRICTIVE COVENANT. During the term of this Agreement and for twelve (12) months following the later of (i) the termination date of the EXECUTIVE'S employment under this Agreement, and (ii) if this
          Agreement is terminated by the COMPANY for Cause, the expiration of the then-current term of this Agreement, the EXECUTIVE shall not, without first obtaining the prior written approval of the COMPANY, directly or indirectly engage in any activities in competition with the COMPANY, or accept employment or establish a business relationship with a business engaged in competition with the COMPANY, in any geographical area in which the COMPANY, as of the termination date, either is conducting or has made known to the EXECUTIVE prior to his termination that it has plans to conduct business. The EXECUTIVE hereby agrees that the COMPANY'S business, which is Internet based, is currently conducted throughout the United States and in many countries of the world, notwithstanding that COMPANY does not have a physical location in all these places. For these purposes, the COMPANY'S business shall be deemed to include (i) the

                                      -12-

          business actually conducted by the COMPANY immediately prior to termination of employment, and (ii) any business the COMPANY took active steps (including, without limitation, business planning, market research, or product development efforts) prior to termination of employment to conduct after termination of employment. In the event that the EXECUTIVE undertakes any such activities without written permission from COMPANY, then in addition to any other remedy the
          COMPANY may otherwise have, COMPANY'S obligation to pay EXECUTIVE severance compensation under this Agreement shall cease. For purposes of interpreting the restrictive covenants set forth in this Section
          7(b), all references to the COMPANY shall be deemed to include
          ETRIALS.

          (c) CONFLICTS OF INTEREST. During his employment, the EXECUTIVE agrees not to acquire, assume or participate in, directly or indirectly, any position or interest known by him to be adverse or antagonistic to the
          COMPANY, its business or prospects. If, after a position or interest is acquired or assumed or after participation therein commences, such position or interest becomes adverse or antagonistic to the COMPANY, the EXECUTIVE shall use reasonable commercial efforts to terminate or dispose of such position or interest as promptly as practicable.

          (d) NON-INTERFERENCE. While employed by the COMPANY, and for a period of twelve (12) months immediately following the later of (i) the termination of his employment under this Agreement, and (ii) if this
          Agreement is terminated by the COMPANY for Cause, the expiration of the then-current term of this Agreement, the EXECUTIVE will not interfere with the business of the COMPANY by:

               (i) Soliciting, attempting to solicit, inducing or otherwise causing any employee of the COMPANY to terminate his or her employment; or

                                      -13-

               (ii) Directly or indirectly soliciting the business of any customer or prospective customer of the COMPANY which at the time of termination or one (1) year prior thereto was listed on the
               COMPANY'S customer list or records, which solicitation, if successful, would result in the loss of business or potential business for the COMPANY so long as the potential business is within the COMPANY'S business or is a logical extension of such business as it exists at the time of the EXECUTIVE'S termination.

          (e) RETURN OF MATERIALS. Upon termination of his employment with the
          COMPANY, the EXECUTIVE shall promptly deliver to the COMPANY all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the COMPANY and all property associated therewith, which he may then possess or have under his control; provided, however, that the
          EXECUTIVE shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship with the
          COMPANY.

          (f) SPECIFIC ENFORCEMENT. The EXECUTIVE acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of this Section 7 would be inadequate to protect the COMPANY against the consequences of such breach, and he therefore agrees that (i) the
          COMPANY shall be entitled to injunctive relief in case of any such breach or threatened breach without posting any bond and (ii) the
          EXECUTIVE shall account for and pay over to the COMPANY all monetary damages suffered by the COMPANY as the result of any transactions constituting a breach of any of the provisions of this Section 7.
          Nothing in this provision shall be construed to prevent the EXECUTIVE from continuing to use the knowledge and information that he possessed prior to commencing employment with the COMPANY or ETRIALS, or any non-Confidential Information he acquired during his employment, in any lawful manner following termination of his employment hereunder.

8. CHANGE IN CONTROL

                                      -14-

The term "Change in Control" as used in the Agreement shall mean the first to occur, after the Closing Date, of any of the following:

          (a) The effective date or date of consummation of any transaction or series of transactions (other than a transaction to which only the
          COMPANY and one or more of its subsidiaries are parties) pursuant to which the COMPANY:

               (i) Becomes a subsidiary of another corporation;

               (ii) Is merged or consolidated with or into another corporation;

               (iii) Engages in an exchange of shares with another corporation;
               or

               (iv) Transfers, sells or otherwise disposes of all or
               substantially all of its assets to a single purchaser (other than the EXECUTIVE) or a group of purchasers (none of whom is the
               EXECUTIVE);

          Provided, however, that this Subsection (a) shall not be applicable to a transaction or series of transactions in which a majority of the capital stock of the other corporation, following such transaction or series of transactions, is owned or controlled by the holders of a majority of the COMPANY'S outstanding capital stock immediately before such sale, transfer or disposition; or

          (b) The date upon which any person (other than the EXECUTIVE), group of associated persons acting in concert (none of whom is the
          EXECUTIVE) or corporation becomes a direct or indirect beneficial owner of shares of stock of the COMPANY representing an aggregate of more than fifty percent (50%) of the votes then entitled to be cast at an election of directors of the COMPANY; provided, however, that this paragraph (b) shall not be applicable to a transaction or series of transactions in which the entity acquiring such ownership in excess of fifty percent (50%) is a person or entity who is eligible, pursuant to
          Rule 13d-1(b) under the Securities Exchange Act of 1934, as amended, to file a statement on

                                      -15-

          Schedule 13G with respect to its beneficial ownership of the COMPANY'S capital stock, whether or not such person or entity shall have filed a
          Schedule 13G (unless such person or entity shall have filed a Schedule
          13D with respect to beneficial ownership of fifteen percent (15%) or more of the COMPANY'S capital stock); and provided, further, that the acquisition of shares in a bona fide public offering or private placement of securities by an investor who is acquiring such shares for passive investment purposes only shall not constitute a "Change in
          Control;" or

          (c) The date upon which the persons who were members of the Board of
          Directors of the COMPANY immediately after the Closing (the "Current
          Directors") cease to constitute a majority of the Board of Directors;
          provided, however, that any new director whose nomination or selection has been approved by the affirmative vote of at least a majority of the Current Directors then in office shall also be deemed a Current
          Director.

9. NOTICES.

For purposes of this Agreement, notices and other communications provided for in the Agreement shall be in writing (whether or not specifically required elsewhere in this Agreement to be in writing) and shall be deemed to have been duly given when delivered or mailed by United States Registered or Certified
Mail, return receipt requested, postage prepaid, addressed as follows:

         If to the EXECUTIVE:   at the address on the signature page

         If to the COMPANY:     CEA Acquisition Corporation
                                Attn: Chief Financial Officer
                                4000 Aerial Center Parkway
                                Morrisville, NC 27560

         If to ETRIALS:         etrials Worldwide, Inc.
                                Attn: Chief Financial Officer
                                4000 Aerial Center Parkway
                                Morrisville, NC 27560

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or at such other address as any party may have furnished to the other in writing subsequent to the execution of this Agreement.

10. APPLICABLE LAW.

This Agreement is covered by the laws of the State of North Carolina.

11. SEVERABILITY AND SECTION 7 SURVIVAL.

The provisions of Section 7 of this Agreement shall survive any termination or expiration of this Agreement whether by the EXECUTIVE for Good Reason or without
Good Reason or by the COMPANY for Cause or without Cause or otherwise. If the geographic scope of Section 7(b) is determined to be too broad, the geographic scope shall be modified to be the smaller of (i) the United States, or (ii) such other geographic location as the court deems reasonable. If any provision of this Agreement is determined to be invalid or is in any way modified by any governmental agency, tribunal or court of competent jurisdiction, such determination shall be considered as relating only to a separate, distinct, and independent part of this Agreement and shall not affect the validity or enforceability of any of the remaining provisions of this Agreement.

12. SUCCESSOR RIGHTS AND ASSIGNMENT.

This Agreement shall bind, inure to the benefit of and be enforceable by the
EXECUTIVE's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees. The rights and obligations of the
COMPANY (including, without limitation, Section 7) under this Agreement may be assigned by the COMPANY, in which event it shall be binding upon, and inure to the benefit of, the person(s) or entity to whom it is assigned. The EXECUTIVE may not assign his duties hereunder and he may not assign any of his rights hereunder without the written consent of the COMPANY.

13. REPRESENTATIONS OF THE EXECUTIVE.

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The EXECUTIVE represents and warrants that his entry into and the performance of the duties and obligations called for herein do not breach or otherwise violate any legal obligation of the EXECUTIVE, whether common law, statutory or contractual.

14.  DISPUTES.

Any disputes related to this Agreement shall be resolved by binding arbitration to be held in Raleigh, North Carolina under the rules of the American
Arbitration Association that pertain to commercial disputes, provided, however, that nothing herein shall prevent the COMPANY from seeking and obtaining remedies in the courts for, or to prevent, any violation of Section 7 by the
EXECUTIVE and for any matter that also constitutes a violation of law. The decision of the arbitrators shall be final and binding and non-appealable.

15. ENTIRE AGREEMENT, AMENDMENTS; WAIVERS.

This Agreement contains the entire agreement of the parties concerning the
EXECUTIVE'S employment and all promises, representation, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors of the COMPANY shall have authority on behalf of the COMPANY to agree to, amend modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the COMPANY'S rights to terminate or fail to extend this Agreement. Notwithstanding the foregoing, the approval by the EXECUTIVE shall not be necessary for any amendment or waiver of any provision which upon advice of legal counsel is inconsistent with any

                                      -18-

existing or future law, rule or regulation, including those of stock exchanges and other quotation services on which the COMPANY'S stock is traded, quoted or listed.

                         [Signatures on following page.]

                                      -19-

IN WITNESS WHEREOF, the EXECUTIVE and the COMPANY have signed this Agreement on the dates indicated below.

                                             EXECUTIVE:

Dated: August 22, 2005                       s/ James W. Clark, Jr.
                                             -----------------------------------
                                             James W. Clark, Jr.
                                             Address: 701 Dominion Hill Drive
                                                      Cary, North Carolina 27519

Dated: August 22, 2005                       CEA ACQUISITION CORPORATION

                                             By: s/ Robert Moreyra
                                             -----------------------------------
                                                    Robert Moreyra
                                                    Executive Vice President

                                             ETRIALS WORLDWIDE, INC.

Dated: August 22, 2005                       By: s/ John Cline
                                             -----------------------------------
                                                    John Cline
                                                    President and
                                                    Chief Executive Officer

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